Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of VitalStream Holdings, Inc. (the "Company") on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Philip N. Kaplan, Chief Operating Officer and acting Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Subsection 1350, as adopted pursuant to Subsection 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Philip N. Kaplan

Philip N. Kaplan Chief Financial Officer and acting Principal Financial Officer June 5, 2004

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.